Exhibit 99.B(a)(39)

ING INVESTORS TRUST

AMENDMENT #39 TO THE AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST

Effective: June 25, 2007

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to establish an additional separate Series designated as ING Focus 5 Portfolio of the Trust as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING FMRSM Equity Income Portfolio

ING FMRSM Large Cap Growth Portfolio

ING FMRSM Mid Cap Growth Portfolio

ING FMRSM Small Cap Equity Portfolio

ING Focus 5 Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Value Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING MarketPro Portfolio

ING MarketStyle Growth Portfolio

ING MarketStyle Moderate Portfolio

ING MarketStyle Moderate Growth Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING UBS U.S. Allocation Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Disciplined Value Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ John V. Boyer	/s/ Jock Patton
John V. Boyer, as Trustee	Jock Patton, as Trustee

/s/ Patricia W. Chadwick	/s/ Sheryl K. Pressler
Patricia W. Chadwick, as Trustee	Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley	/s/ David W. C. Putnam
J. Michael Earley, as Trustee	David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein	/s/ John G. Turner
R. Barbara Gitenstein, as Trustee	John G. Turner, as Trustee

/s/ Patrick W. Kenny	/s/ Roger B. Vincent
Patrick W. Kenny, as Trustee	Roger B. Vincent, as Trustee

/s/ Walter H. May
Walter H. May, as Trustee